UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  5.07    Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Inland Real Estate Income Trust, Inc. (referred to herein as the “Company”) held its 2015 annual meeting of stockholders. At the annual meeting, the Company’s stockholders: (i) elected the seven nominees listed below to serve as directors and (ii) voted in favor of the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Each of the directors will serve for a term ending at the next annual meeting of stockholders and will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The voting results were as follows:

(1)	Election of directors

Nominee	For	Withheld
Lee A. Daniels	31,468,403	540,941
Stephen L. Davis	31,472,459	536,885
Daniel L. Goodwin	31,478,431	530,913
Gwen Henry	31,446,156	563,188
JoAnn M. McGuinness	31,305,101	704,243
Bernard J. Michael	31,437,764	571,580
Mitchell A. Sabshon	31,432,795	576,549

(2)	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2015

Votes For	Votes Against	Abstention
30,897,332	256,769	855,240

There were no broker non-votes. No other proposals were submitted to a vote of the stockholders at the Company’s 2015 annual meeting of stockholders.

Item 8.01     Other Events.

The Company has created the material attached hereto as Exhibit 99.1, and incorporated herein solely for purposes of this Item 8.01 disclosure, for use in connection with its 2015 annual meeting of stockholders.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	99.1	2015 Annual Meeting of Stockholders Presentation Material

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	June 4, 2015	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	2015 Annual Meeting of Stockholders Presentation Material

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